UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Units (Representing Limited Partner Interests)	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2021, the Compensation Committee and the Board of Directors (the “Board”) of Cedar Fair Management, Inc., the general partner of Cedar Fair, L.P. (the “Partnership”), approved certain changes to our executive compensation program for 2021 and made awards to each of our named executive officers under the 2016 Omnibus Incentive Plan.

2021 Annual Cash Incentive Awards

The framework for the 2021 annual cash incentive awards incorporates a combination of relative functional currency Adjusted EBITDA metrics and strategic goals. For 2021, 70% of the target cash incentive awards for our named executive officers are based on consolidated functional currency Adjusted EBITDA before incentive compensation expense targets. In light of the ongoing COVID-19 pandemic and continued operating uncertainty, the targeted levels for Adjusted EBITDA performance are relative to and vary depending on the level of attendance that is achieved. The targets are intended to motivate and reward management for driving improvement over 2020 and to incentivize efficient operational performance within specified attendance ranges. Payouts of this portion of the award are based on the same scale as our 2020 cash incentive awards and could range from 0% to 200%, except that payout is capped at 125% if Adjusted EBITDA is negative. The remaining 30% of the target awards is based on the achievement of Company-level strategic objectives. The goal for this portion is to drive a comprehensive set of organizational, operational and consumer technology and innovation initiatives to build a strong foundation to enable future growth. Achievement of this goal could range from 0% to 200% and will be evaluated using a five point scale with amounts interpolated between achievement levels. Cash incentive awards are not eligible to be paid to the executives unless a minimum liquidity target as of the end of 2021 is achieved. The named executive officers’ target 2021 cash incentive opportunities as a percentage of base salary (which base salaries remained at 2020 pre-COVID-19 levels) are as follows: Mr. Zimmerman (150%), Mr. Witherow (100%), Mr. Fisher (125%), Mr. Milkie (100%), and Ms. Semmelroth (100%).

Long-Term Incentive Compensation Awards

Our named executive officers’ 2021 long-term incentive compensation opportunities continue to include performance-based and time-based unit awards and remain more heavily weighted on performance-based awards at 60% of the total target award for our named executive officers other than our CEO, for whom the performance-based unit award equals 70% of the total target award. The time-based unit award portion of our long-term incentive compensation program provides for restricted units to vest incrementally as in prior years with one third of the award vesting each year over an approximate three-year period, subject to continuous employment except for certain qualifying terminations. The performance-based unit award portion of our long-term incentive compensation program continues to be designed, in part, around functional currency Adjusted EBITDA and caps payout on the Adjusted EBITDA-based component at 200%, but in light of the ongoing uncertainty and potential future impact of the COVID-19 pandemic, moves to a milestone-based, functional currency Adjusted EBITDA target with opportunities to earn an award over a three to five-year period (as compared to a three-year goal). In order to retain and further motivate executives to drive the recovery and to align with our investors’ interests, the performance award also contains opportunities to earn an additional 50% of the target units based on achievement of un-levered pre-tax free cash flow targets and an additional 50% of the target units based on leverage ratio reduction targets. The total number of potential performance units that may be earned over the extended period will thus range from 0% to 300% of the target number of units. In order to retain and motivate over a longer period, performance will be measured starting in 2023, and the performance period is January 1, 2021 – December 31, 2025.

Performance against the Adjusted EBITDA portion of the award will be measured for each of 2023, 2024 and 2025 and will be based on performance against functional currency Adjusted EBITDA targets for each year that become incrementally higher each year. Payouts of the Adjusted EBITDA portion of the award will be based on the same scale as our 2020-2022 performance awards. Units under the Adjusted EBITDA portion of the award vest as they are earned starting with 2023 and become payable shortly after the end of the calendar year in which units are earned, subject to the executive remaining in continuous employment through the payment date except for certain qualifying terminations. To earn units under the Adjusted EBITDA portion of the award in calendar years 2024 and 2025, the calculated payout must be incrementally higher than the prior year(s) and the units earned in those years will be limited to the incremental difference, if any.

Performance against the un-levered pre-tax free cash flow and leverage ratio goals will be measured for each of 2023, 2024 and 2025, and the targets become incrementally more challenging each year. Each of these goals will be determined to have been achieved or not achieved for such year (with no interpolation for performance or payout). Payout for each of these metrics will be at 0% or 50% of the target number of potential performance units. Units under the un-levered pre-tax free cash flow and leverage ratio portions of the award can vest and be paid starting in 2025 (if goals are achieved in 2023 or 2024) subject to the executive remaining in continuous employment through the payment date and subject to certain qualifying terminations. Units earned in calendar year 2025 under these components will be payable shortly after the end of calendar year 2025 provided the executive remains in continuous employment through the payment date, except for certain qualifying terminations.

The target numbers of units for the named executive officers’ 2021-2025 performance unit awards are as follows: Mr. Zimmerman (50,147), Mr. Witherow (13,451), Mr. Fisher (15,171), Mr. Milkie (9,014) and Ms. Semmelroth (7,623). The numbers of restricted units awarded to each of our named executive officers are as follows: Mr. Zimmerman (21,492), Mr. Witherow (8,968), Mr. Fisher (10,114), Mr. Milkie (6,009), and Ms. Semmelroth (5,082). The double-trigger change in control provisions of the 2016 Omnibus Incentive Plan apply to these performance unit and restricted unit awards. The Form of Performance Unit Award Agreement and Restricted Unit Award Declaration are filed as exhibits to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit (10.1)	2016 Omnibus Incentive Plan Form of Performance Unit Award Agreement (Spring 2021 Version)

Exhibit (10.2)	2016 Omnibus Incentive Plan Form of Restricted Unit Award Declaration (Spring 2021 Version)

Exhibit (104)	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
	By:	Cedar Fair Management, Inc., General Partner

Date: March 30, 2021	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer